Exhibit 99.1

CERTIFICATION  PURSUANT  TO
18  USC,  SECTION  1350,  AS  ADOPTED  PURSUANT  TO
SECTIONS  302  AND  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002

     In connection with the Quarterly Report of Group Management Corp. (the "Company") on Form 10-KSB/A for the quarter ended December 31, 2001 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I, Elorian Lander, Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 USC 1350, as adopted pursuant to Sec.302 and promulgated as 18 USC 1350 pursuant to Sec.906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report referenced above has been read and reviewed by the undersigned.

2.     The Report fully complies with the requirements of
Section 13(a) or 15(d) of  the  Securities  Exchange  Act  of
1934.

3. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

4. Based upon my knowledge, the Report referenced above does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to makes the statements made, in light of the circumstances under which such statements were made, not misleading.

5. Based upon my knowledge, the financial statements, and other such financial information included in the Report, fairly present in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

6.     I  acknowledge  that  the  Chief  Executive  Officer  and
Chief Financial Officer:

     A.  are  responsible  for establishing and maintaining
"disclosure controls and  procedures"  for  the  Company;

     B. have designed such disclosure controls and procedures to ensure that material information is made known to us, particularly during the period in which the Report was being prepared;

     C. have evaulated the effectiveness of the Company's disclosure controls and procedures within 90 days of the date of the Report; and
     D. have presented in the Report our conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation.

     E. have disclosed to the issuer's auditors and to the audit committee of the Board of Directors of the Company
(or persons fulfilling the equivalent function):

     (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and
(ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

     F. have indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ Elorian Landers
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Elorian Landers
Chief Executive Officer and Chief Financial Officer
Dated:  December  24, 2002